UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2008

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 10, 2008, Nordson Corporation (the "Company") issued a press release announcing that it had committed to an operating margin improvement program. The program includes operational restructuring and non-production personnel reductions largely within targeted areas of the Company’s Adhesive Dispensing and Industrial Coating & Automotive segments in North America and Europe. Actions will commence immediately and will be substantially completed by the end of fiscal 2009. The Company anticipates total savings in operating expenses of approximately $30 million by 2010.

The Company estimates these actions will result in non-recurring severance and related charges totaling approximately $20 of which approximately $7 million will occur in the fourth quarter of fiscal year 2008. These estimated charges will reduce fourth quarter 2008 earnings by approximately $0.13 per share. Of the $20 million in charges, approximately $15 to $18 million is associated with cash expenditures for severance payments for voluntary and involuntary employee terminations. Other future cash expenditures attributed to the action are expected to be approximately $2 to $3 million.

The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits

c.) Exhibits

99.1 Press release of Nordson Corporation dated September 10, 2008.

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The savings in operating expenses and all charges noted in Item 2.05 of this Current Report are estimates and are therefore subject to change. All forward-looking statements are based on management's estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond our control, which could affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ending October 31, 2007, quarterly reports on Form 10-Q and current reports on Form8-K. In addition, any forward-looking statements represent management's estimates only as of today and should not be relied upon as representing management's estimates as of any subsequent date. While we may elect to update forward-looking statements sometime in the future, we specifically disclaim any obligation to do so, even if management's estimates change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

September 10, 2008	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	September 10, 2008 Press Release